Exhibit 99.1

Akumin Inc.
(the "Company")

FORM OF PROXY ("PROXY")

Annual General and Special Meeting
June 30, 2022 at 10:00 a.m. Eastern Time
https://virtual-meetings.tsxtrust.com/1354
(the "Meeting")

«MAIL_SEQUENCE»
«Name»
«Add1»
«Add2»
«Add3»
«City», «Province» «Postal_Code»
«Country»

RECORD DATE: May 16, 2022
CONTROL NUMBER: «CONTROL_NUMBER»
SEQUENCE #: «SEQUENCE_NUMBER» - «CUSIP» - «PartAcct_No»
FILING DEADLINE FOR PROXY: June 28, 2022 at 10:00 a.m. Eastern Time

VOTING METHOD	
INTERNET	Go to www.voteproxyonline.com and enter the 12 digit control number above
FACSIMILE	416-595-9593
MAIL	TSX Trust Company 301 - 100 Adelaide Street West Toronto, Ontario, M5H 4H1

The undersigned hereby appoints **Riadh Zine-El-Abidine** whom failing **Matthew Cameron** (the "Management Nominees"), or instead of any of them, the following Appointee

Please print appointee name

as proxyholder on behalf of the undersigned with the power of substitution to attend, act and vote for and on behalf of the undersigned in respect of all matters that may properly come before the Meeting and at any adjournment(s) or postponement(s) thereof, to the same extent and with the same power as if the undersigned were personally present at the said Meeting or such adjournment(s) or postponement(s) thereof in accordance with voting instructions, if any, provided below.

«Shares»
«SEQUENCE_NUMBER»
(«SEQUENCE_NUMBER»)

DRAFT

- SEE VOTING GUIDELINES ON REVERSE -

RESOLUTIONS – MANAGEMENT VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT ABOVE THE BOXES

1. Election of Directors	FOR	WITHHOLD
a) Thomas Davies	☐	☐
b) Stanley Dunford	☐	☐
c) Haichen Huang	☐	☐
d) Murray Lee	☐	☐
e) Paul Viviano	☐	☐
f) James Webb	☐	☐
g) James Wyper	☐	☐
h) Riadh Zine-El-Abidine	☐	☐

2. Appointment of Auditor	FOR	WITHHOLD
Appointment of **Ernst & Young LLP** as Auditor of the Company for the ensuing year and authorizing the Directors to fix their remuneration.	☐	☐

3. Approval of the Domestication Resolution	FOR	AGAINST	WITHHOLD
RESOLVED that the Board of Directors, in its sole discretion, may change the Company's jurisdiction of incorporation from the province of Ontario to the State of Delaware in the United States of America through the adoption of a certificate of corporate domestication and a new certificate of incorporation.	☐	☐	☐

4. Approval of the Consolidation Resolution	FOR	AGAINST	WITHHOLD
RESOLVED that the Board of Directors, in its sole discretion, may consolidate all of the shares of common stock of the Company on the basis of a consolidation ratio of one new common share for up to every four old common shares, and amend the Company's articles accordingly.	☐	☐	☐

This proxy revokes and supersedes all earlier dated proxies and **MUST BE SIGNED**

PLEASE PRINT NAME

Signature of registered owner(s) *Date (MM/DD/YYYY)*

Proxy Voting - Guidelines and Conditions 1. THIS PROXY IS SOLICITED BY MANAGEMENT OF THE COMPANY. 2. THIS PROXY SHOULD BE READ IN CONJUNCTION WITH THE MEETING MATERIALS PRIOR TO VOTING. 3. If you appoint the Management Nominees to vote your securities, they will vote in accordance with your instructions or, if no instructions are given, in accordance with the Management Voting Recommendations highlighted for each Resolution on the reverse. If you appoint someone else to vote your securities, they will also vote in accordance with your instructions or, if no instructions are given, as they in their discretion choose. 4. This proxy confers discretionary authority on the person named to vote in his or her discretion with respect to amendments or variations to the matters identified in the Notice of the Meeting accompanying the proxy or such other matters which may properly come before the Meeting or any adjournment or postponement thereof. 5. Each security holder has the right to appoint a person other than the Management Nominees specified herein to represent them at the Meeting or any adjournment or postponement thereof. Such right may be exercised by inserting in the space labeled “Please print appointee name”, the name of the person to be appointed, who need not be a security holder of the Company. 6. To be valid, this proxy must be signed. Please date the proxy. If the proxy is not dated, it is deemed to bear the date of its mailing to the security holders of the Company. 7. To be valid, this proxy must be filed using one of the Voting Methods and must be received by TSX Trust Company before the Filing Deadline for Proxies, noted on the reverse or in the case of any adjournment or postponement of the Meeting not less than 48 hours (Saturdays, Sundays and holidays excepted) before the time of the adjourned or postponed meeting. Late proxies may be accepted or rejected by the Chairman of the Meeting in his discretion, and the Chairman is under no obligation to accept or reject any particular late proxy. 8. If the security holder is a corporation, the proxy must be executed by an officer or attorney thereof duly authorized, and the security holder may be required to provide documentation evidencing the signatory’s power to sign the proxy. 9. Guidelines for proper execution of the proxy are available at www.stac.ca. Please refer to the Proxy Protocol. Investor inSite TSX Trust Company offers at no cost to security holders, the convenience of secure 24-hour access to all data relating to their account including summary of holdings, transaction history, and links to valuable security holder forms and Frequently Asked Questions. To register, please visit https://www.tsxtrust.com/t/investor-hub/forms/investor-insite-registration Click on, “Register” and complete the registration form. Call us toll free at 1-866-600-5869 with any questions. www.tsxtrust.com VANCOUVER CALGARY TORONTO MONTRÉAL Request for Financial Statements In accordance with securities regulations, security holders may elect to receive Annual Financial Statements, Interim Financial Statements and MD&As. Instead of receiving the financial statements by mail, you may choose to view these documents on SEDAR at www.sedar.com. I am currently a security holder of the Company and as such request the following: Annual Financial Statements with MD&A Interim Financial Statements with MD&A If you are casting your vote online and wish to receive financial statements, please complete the online request for financial statements following your voting instructions. If the cut-off time has passed, please fax this side to 416-595-9593 «Name» «Add1» «Add2» «Add3» «City», «Province» «Postal_Code» «Country» Akumin Inc. 2022

Akumin Inc. Important Notice Regarding the Availability of Proxy Materials Annual General and Special Meeting of Shareholders to be held on June 30, 2022 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all important information contained in the proxy materials before voting. The Notice, the Management Proxy Circular and the Annual Report on Form 10-K are available at https://virtual-meetings.tsxtrust.com/1354. Guidelines and Conditions: 1. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. 2. THIS PROXY SHOULD BE READ IN CONJUNCTION WITH THE PROXY MATERIALS PRIOR TO VOTING. 3. If you appoint the management nominees to vote your common shares, they will vote in accordance with your instructions or, if no instructions are given, in accordance with the recommendations of the Board of Directors highlighted for each resolution on the reverse. If you appoint someone else to vote your common shares, they will also vote in accordance with your instructions or, if no instructions are given, as they in their discretion choose. 4. This proxy confers discretionary authority on the person named to vote in his or her discretion with respect to amendments or variations to the matters identified in the Notice accompanying the proxy or such other matters which may properly come before the Annual General and Special Meeting of Shareholders or any adjournment or postponement thereof. 5. Each shareholder has the right to appoint a person other than the management nominees specified herein to represent them at the Annual General and Special Meeting of Shareholders or any adjournment or postponement thereof. Such right may be exercised by inserting in the blank space in the first paragraph of this proxy, the name of the person to be appointed, who need not be a shareholder of the Company. 6. To be valid, this proxy must be signed. Please date the proxy. If the proxy is not dated, it is deemed to bear the date of its mailing to the Company. 7. To be valid, this proxy must be received by the Company before the deadline of 10:00 a.m. (Eastern time) on June 28, 2022 or in the case of any adjournment or postponement of the Annual General and Special Meeting of Shareholders prior to 10:00 a.m. (Eastern time) on the date that is two business days before the date of the adjourned or postponed meeting. 8. If the shareholder is a corporation, the proxy must be executed by an officer or attorney thereof duly authorized, and the shareholder may be required to provide documentation evidencing the signatory’s power to sign the proxy. Notice and Access This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all important information contained in the proxy materials before voting. The Company is providing access to its proxy materials over the internet in accordance with the notice and access rules of the U.S. Securities and Exchange Commission. Accordingly, the Company has sent a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to its shareholders. These shareholders have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials by calling the toll-free number found on the Notice of Internet Availability. Akumin Inc. has elected to utilize notice and access and provide you with the following information on how to access the proxy materials: The proxy materials are available electronically at https://virtual-meetings.tsxtrust.com/1354 and also at www.akumin.com. If you wish to receive a paper copy of the meeting materials or have questions about notice and access, please visit www.tsxtrust.com, call 1-866-600-5869 or email tsxtis@tmx.com. In order for you to receive timely delivery of the documents in advance of the meeting, you must request the information no later than five business days prior to the date of the meeting, by June 23, 2022. (Detach and Retain top for your records) Akumin Inc. Request for Financial Statements (“Corporation”) 2022 In accordance with National Instrument 51-102 - Continuous Disclosure Obligations, registered and beneficial security holders may elect annually to receive a copy of our annual financial statements and corresponding management discussion and analysis (“MD&A”) or interim financial statements and the corresponding MD&A, or both. IF YOU WISH TO RECEIVE THESE DOCUMENTS BY MAIL, PLEASE Rather than receiving the financial statements by mail, you may choose to view these DETACH THIS PORTION AND RETURN THIS COMPLETED FORM TO: documents on the SEDAR website at www.sedar.com. TSX Trust Company I HEREBY CERTIFY that I am a registered and/or beneficial holder of the Corporation, and as such, 301 - 100 Adelaide Street West request that my name be placed on the Corporation’s Mailing List in respect to its annual and/or interim Toronto ON M5H 4H1 financial statements and the corresponding MD&A for the current financial year. Or by fax to: 416-595-9593 Please send me: Annual Financial Statements with MD&A Interim Financial Statements with MD&A FIRST NAME LAST NAME ADDRESS CITY PROVINCE/STATE POSTAL/ZIP CODE COUNTRY Signature of Security holder DATE (MM/DD/YYYY)